UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2007

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2007, Quicksilver Resources Inc. announced that its Board of Directors appointed John C. Regan, age 37, to the position of Vice President, Chief Accounting Officer and Controller of Quicksilver effective as of September 4, 2007.  Since October 2002, Mr. Regan has served in various positions at Flowserve Corporation, an industrial product manufacturer, including Vice President of Finance (January 2006 to September 2007), in which position he acted as principal financial officer of a division of Flowserve Corporation, Vice President of Compliance (June 2005 to December 2005), in which position he led various Sarbanes-Oxley Act compliance initiatives, and Director of Financial Reporting (October 2002 to May 2005), in which position he led various internal and external reporting initiatives.  Prior to joining Flowserve Corporation, Mr. Regan had been employed by PricewaterhouseCoopers LLP since January 1994, most recently as an assurance and advisory services senior manager.  In connection with beginning his employment, on September 4, 2007, Mr. Regan will receive a grant of 5,000 restricted shares of Quicksilver common stock under the Quicksilver 2006 Equity Plan.  In addition, Mr. Regan will be eligible to participate in other benefit and bonus plans and receive other benefits generally available to all Quicksilver executive officers.  Mr. Regan replaces Wayne Blair, who is continuing with Quicksilver in the position of Vice President — Finance, effective as of September 4, 2007.

A copy of the press release announcing these management changes is attached as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
99.1	Press release dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: August 15, 2007

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated August 15, 2007.